UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 21, 2012

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GulfStar Energy Corp.
(Exact name of registrant as specified in its charter)
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Colorado	333-151398	02-0511381
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

555 Eldorado Blvd., Suite 100, Broomfield, CO 80021
(Address of Principal Executive Office) (Zip Code)

(303) 404-2160
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01    Change in Control of Registrant

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

    On   March 21, 2012, written consents from shareholders representing approximately   67 % of the common stock of the Gulfstar Energy Corporation,  were delivered to the company’s registered agent, W. Edward Nichols  removing Donald Walford from the company’s board of directors, expanding the board from five to seven members and electing Marshall Richardson and Lesia H. Sharp to the board.

    On March 23, 2012 Mr. Nichols and William Young resigned as company directors, Mr. Walford resigned as company CEO and Lisa Baird resigned as company CFO.  Contemporaneously, attorney Michael A. Littman resigned as the company’s Colorado and SEC counsel and Louis Weiss resigned as the company’s accountant.

    On March 28, 2012, the company’s board of directors appointed Jason Sharp as Treasurer.  (Mr. Sharp continues to serve as a director and Vice President of the company.)

    The board then determined that, in light of the resignation of the attorney and accountant close to the due date for filing the company’s Form 10K Annual Report for 2011, the company would not be able complete the  audits of its financial statements needed in order to  comply with its SEC reporting requirements.  The board therefore voted to terminate the company’s status as an SEC reporting company and directed the Treasurer to take appropriate steps to do so.

    The board also determined that the lawsuit filed in Broomfield County, Colorado against former CEO Robert McCann was without merit upon its finding that all   company funds paid to   Mr. McCann or his affiliates were pursuant to the terms of his employment contract and were legitimate expense allowances, and that    no misappropriation of funds occurred as asserted  in the lawsuit as filed.  The board voted to withdraw the lawsuit with apologies to Mr. McCann

Bios of new directors:

    Mr.  Richardson, age 72, attended the University of Illinois receiving a B.S. in Aerospace engineering.  Mr. Richardson then worked for Lockheed California Company and Douglas Aircraft Company. He then worked for Lockheed Research Center in Huntsville, AL working on the Space Shuttle and Saturn rockets.  He has founded and operated Alabama Pool and Construction Company, Richardson Equipment Company, Inc., Tara Manufacturing Company, Inc., and Tara Graphics, Inc.  Mr. Richardson is currently President and board president of Tara Manufacturing.  He has traveled extensively throughout the world, especially China.

    Ms. Sharp has served as Administrative Executive Assistant for Gulfstar Energy Group, LLC since start-up in 2006. She is a graduate of Meridian Community College with a degree in Health Information Administration.   Ms. Sharp has twenty years experience in the Health Care field, serving as Supervisor, Interim Director, Assistant Director, and Cancer Program Coordinator in hospitals in Georgia and Mississippi.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GULFSTAR ENERGY CORP.

By:	/s/Jason Sharp
Jason Sharp Treasurer

Date:  March 30, 2012

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